UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 23, 2014

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 23, 2014, GeoMet, Inc. (the “Company”) received a notification letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that the Staff believes that the Company is a “public shell” and that the continued listing of its Series A Convertible Redeemable Preferred Stock (NASDAQ: GMETP) (the “Preferred Stock”) is no longer warranted.  The Staff believes that the Company no longer has an operating business and, as a result, purchasers of the Preferred Stock do not know definitely what the operating business of the Company will be in the future.  Therefore, in accordance with Nasdaq Listing Rule 5101, the Staff has determined to apply more stringent criteria for the continued listing of the Preferred Stock.  Accordingly, unless the Company requests an appeal of the Staff’s determination, the trading of the Preferred Stock will be suspended at the opening of business on October 2, 2014 and the Preferred Stock will be removed from listing and registration on NASDAQ.  After consideration of various factors that it considers relevant and significant, the Company has determined that it does not intend to take any action to appeal the Staff’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: September 26, 2014	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer
and Chief Accounting Officer